                                                                EXHIBIT 5.1

                               Neal, Gerber & Eisenberg
                          Two N. LaSalle Street, Suite 2100
                               Chicago, Illinois 60602
                                    (312) 269-8000



                                     May 14, 1999


TeleTech Holdings, Inc.
1700 Lincoln Street, Suite 1400
Denver, Colorado  80203

     RE:  TELETECH HOLDINGS, INC.
          REGISTRATION STATEMENT ON FORM S-3
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to TeleTech Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed offering of 410,457 shares of Common Stock, par value $.01 (the "Common Stock"), of the Company by certain selling shareholders.

     As such counsel, we have examined such agreements, resolutions, documents and certificates of or executed by officers and directors of the Company, and such other records, documents and instruments as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock that are the subject of the Registration Statement have been duly and validly issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

     Please be advised that certain partners of and attorneys associated with our firm, beneficially own shares of Common Stock.

                              Very truly yours,

                              /s/ NEAL, GERBER & EISENBERG